EXHIBIT 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Banc of America Preferred Funding Corporation

Address:	214 North Tryon Street Charlotte, NC 28255

Date of Event Requiring Statement (Month/Day/Year):	November 6, 2024

Issuer Name and Ticker or Trading Symbol:	Nuveen Enhanced High Yield Municipal Bond Fund [HYIF]

Relationship of Reporting Person(s) to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	BANC OF AMERICA PREFERRED FUNDING CORPORATION

	By:	/s/ Andres Ortiz
Name: Andres Ortiz
Title: Authorized Signatory
Date: November 08, 2024